Exhibit 10.16
FIRST AMENDMENT TO
THE
ENVISTA HOLDINGS CORPORATION 2019 OMNIBUS INCENTIVE PLAN

WHEREAS, Envista Holdings Corporation, a Delaware corporation (the “Company”), adopted the Envista Holdings Corporation 2019 Omnibus Incentive Plan (the “Plan”) on September 17, 2019; and
WHEREAS, the Board of Directors (the “Board”) of the Company has determined it to be in the best interests of the Company and its stockholders to amend the Plan in order to (i) revise the definition of “Years of Service” to provide that consecutive years of service with a Predecessor Company immediately prior to the closing date of the transaction pursuant to which the Predecessor Company became a part of the Company or any Subsidiary shall be considered as part of the required 10 Years of Service for purposes of Early Retirement, so long as the Participant has at least three consecutive years of service with the Company or any of its Subsidiaries (including any years of service with Danaher), (ii) add a defined term “Predecessor Company,” which is used in the amended definition of “Years of Service,” (iii) remove Section 9(e) of the Plan to remove the post-vesting holding period for Performance Stock Units, (iv) clarify the treatment of SARs upon a “Normal Retirement” in Section 12(b) of the Plan, and (v) remove Section 12(e)(iii)(3), which is inapplicable after the removal of the post-vesting holding period for Performance Stock Units; and
WHEREAS, under the terms of the Plan, the Board has the ability to amend the Plan in order to make such changes; and
WHEREAS, capitalized terms used in this Amendment, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Plan.
NOW, THEREFORE, BE IT RESOLVED, the Plan is hereby amended as follows:

1.The definition of “Years of Service” in Section 2 is hereby deleted in its entirety and replaced with the following:

“Years of Service” means, in the case of any Employee, consecutive (i.e., uninterrupted by a termination of employment) years in which a Participant serves as an Employee; provided that for the avoidance of doubt, with respect to service as an Employee of a Subsidiary, only employment with an entity at such times as such entity is a Subsidiary will count toward Years of Service; provided that notwithstanding the foregoing, consecutive years of service with Danaher or a Subsidiary thereof immediately prior to the Separation shall be considered as Years of Service with the Company and its Subsidiaries and provided further that notwithstanding the foregoing, consecutive years of service with a Predecessor Company immediately prior to the closing date of the acquisition or such other transaction pursuant to which the Predecessor Company became a part of the Company or any Subsidiary shall be considered as Years of Service with the Company and its Subsidiaries, so long as the Participant has at least three (3) consecutive years of service with the Company or any of its Subsidiaries (including any years of service with Danaher or a Subsidiary thereof prior to the Separation but excluding any years of service with the Predecessor Company). In the case of a Director, “Years of Service” means consecutive years in which the Participant serves as a Director.

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2.A new defined term “Predecessor Company” is hereby added to Section 2 as follows:

“Predecessor Company” means, unless the Administrator in its sole discretion determines otherwise, a corporation or other entity which has been acquired by the Company or any Subsidiary or which becomes a part of the Company or any Subsidiary through merger, consolidation, reorganization or a similar type transaction.

3.Section 9(e) of the Plan is hereby deleted in its entirety.

4.Section 12(b) of the Plan is hereby deleted in its entirety and replaced with the following:

Normal Retirement. Upon termination of employment by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award (1) with respect to all Options or SARs held by the Participant for at least six (6) months prior to the Normal Retirement date, subject to the term of the Award unvested Options and SARs will continue to vest and, together with any Options and SARs that are vested as of the Participant’s Normal Retirement date, shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Normal Retirement date (or if earlier, the expiration date of the Award), (2) with respect to each Tranche of RSUs (other than PSUs and any Conversion Award that is an RSU and was originally granted prior to the Retirement Provision Transition Date) that is unvested as of the Normal Retirement date, such Tranche will vest as of the time-based vesting date for such Tranche, but if and only if any Performance Objective applicable to such Tranche is satisfied on or prior to such time-based vesting date, (3) a pro-rata portion of unvested Performance Stock Units held by the Participant as of the Normal Retirement date (i.e. based on the ratio of (x) the number of full or partial months worked by the Participant in the applicable Performance Period prior to the Participant’s Normal Retirement date to (y) the total number of months in the applicable Performance Period) shall continue to vest subject to actual performance to be measured as of the end of the Performance Period, and (4) all unvested portions of any other outstanding Awards (including without limitation Restricted Stock Grants) shall be immediately forfeited without consideration. If the Date of Grant of an Option does not precede the Optionee’s Normal Retirement date by at least six (6) months, the post-termination exercise period with respect to such Option shall be governed by the other provisions of this Section 12, as applicable.

5.Section 12(e)(iii)(3) of the Plan is hereby deleted in its entirety.

6.This Amendment shall be effective as of February 16, 2022 (the “Effective Date”) for all Awards granted on and after the Effective Date and for all Awards outstanding as of the Effective Date. In the event of any inconsistency or conflict between the Plan and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control. Except as herein expressly amended, the Plan is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

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